GLOBAL EAGLE ENTERTAINMENT INC. 4553 GLENCOE AVENUE MARINA DEL REY, CA 90292 January 9, 2014 James Graf jgraf@geacq.com Re: Loan Fee Agreement Dear Jim: This letter agreement confirms the terms of our success fee arrangement for your consulting and advisory services in obtaining $20,000,000 in replacement financing (the “Replacement Financing”) for Global Eagle Entertainment’s (the “Company’s”) currently outstanding convertible loan from PAR Capital Management. As we discussed, if you were able to obtain Replacement Financing on reasonably acceptable terms, the Company would pay you thirty thousand dollars ($30,000) (the “Fee”). While the Company elected not to consummate a Replacement Financing transaction, you obtained and the Company accepted terms for such Replacement Financing in such manner we both agree sufficient to warrant payment of the Fee to you for your services. Upon payment of the Fee, the Company will owe you no additional fees or costs for your services in connection with the Replacement Financing. DocuSign Envelope ID: DD560528-8E3D-433C-8418-8C8275BBBBD3

If the foregoing comports with your understanding of our agreement, please countersign where indicated below. Sincerely, Dave Davis Chief Financial Officer Agreed and Accepted: James Graf _______________________________ DocuSign Envelope ID: DD560528-8E3D-433C-8418-8C8275BBBBD3